EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for R-Tec Technologies, Inc., of our report dated January 7, 1999, relating to the December 31, 1998 financial statements of R-Tec Technologies, Inc., which appears in such prospectus. We also consent to the reference to us under the heading "Experts."





/s/JUREWICZ & DUCA, CPA'S, P.C.
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JUREWICZ & DUCA, CPA'S, P.C.
Garden City, New York
January 31, 1999